                                   EXHIBIT 4D

                 [FORM OF MEDIUM-TERM GLOBAL FLOATING RATE NOTE]

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.11 OF THE INDENTURE DESCRIBED HEREIN, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO
THE DEPOSITARY, ANOTHER NOMINEE OF THE DEPOSITARY OR TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

REGISTERED                                             REGISTERED

No. FLR-                                               CUSIP NO.

                            AT&T CAPITAL CORPORATION
                           MEDIUM-TERM NOTE, SERIES G
                                 (FLOATING RATE)

        Principal Amount:                                 Base Rate:
        Initial Interest Rate:                            Maturity Date:
        Original Issue Date:                              Spread:
        Index Maturity:                                   Spread Multiplier:           %
        Index Currency:                                   Maximum Interest Rate:
        Interest Payment Period:                          Minimum Interest Rate:
        Interest Reset Period:                            Calculation Dates:
        Interest Payment Dates:                           Calculation Agent:
        Initial Interest Reset Date:                      Optional Repayment Date(s):
        Interest Reset Dates:                             Initial Optional Redemption:
        Interest Determination Dates:                     Price:                       %
        Initial Optional Redemption Date:                 Reporting Service:
        Premium Reduction Amount:                         Designated CMT Telerate Page:
        Other Terms:                                      Designated CMT Maturity Index:


        AT&T Capital Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received hereby promises to pay to CEDE & Co. or registered assigns, the principal sum stated above, on the Maturity Date set forth above (except to the extent redeemed or repaid prior to the Maturity Date), and to pay interest thereon from the Original Issue Date set forth above, or from the most recent Interest

Payment Date set forth above, to which interest has been paid or duly provided for on the Interest Payment Dates set forth above, commencing on the first Interest Payment Date following the Original Issue Date at the rate per annum equal to the Initial Interest Rate stated above until the Initial Interest Reset Date stated above and thereafter at the rate per annum determined in accordance with the provisions on the reverse hereof under the heading or headings "Determination of Commercial Paper Rates," "Determination of Federal Fund Rates," "Determination of CD Rates," "Determination of LIBOR," "Determination of Treasury Rates," "Determination of Prime Rates," and "Determination of CMT Rates" depending on the Base Rate specified above, as adjusted by the Spread and/or Spread Multiplier, if any, specified above, until the principal hereof is paid or made available for payment; provided, however, that if the Original Issue Date shown above is less than 15 calendar days before an Interest Payment Date, interest payments will commence on the next succeeding Interest Payment Date. The interest payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this
Note is registered at the close of business on each Record Date, as defined on the reverse hereof. Payments of principal and interest due at the Maturity Date or upon redemption or repayment, if applicable, will be made in immediately available funds, and interest payable at the Maturity Date or upon redemption or repayment, if applicable, will be payable to the person to whom principal is payable. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest other than interest due at the Maturity Date shown above or upon redemption or repayment may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register. This Note is guaranteed as to payment of principal, premium, if any, and interest by Newcourt Credit Group Inc. (the "Guarantor").

        If an Initial Optional Redemption Date is specified above, this Note may be redeemed in accordance with the terms specified on the reverse hereof, at any time on or after such Initial Optional Redemption Date at an Initial Optional Redemption Price specified above (expressed as a percentage of the outstanding principal amount hereof), such Initial Optional Redemption Price to be decreased annually on the anniversary of the Initial Optional Redemption Date specified above by the Premium Reduction Amount specified above (expressed as a percentage of the outstanding principal amount hereof) until the Redemption Price equals 100% of the outstanding principal amount hereof; provided, that if no such Initial Optional Redemption Date is shown, the Note is not redeemable.

        If an Optional Repayment Date or Dates is indicated on the face of this Note, this Note may be subject to repayment at the option of the Holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth on the reverse hereof. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of U.S. $1,000 (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the Holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest hereon payable to the date of repayment; provided, that if no such Optional Repayment Date is shown, the Note is not subject to repayment at the option of the Holder prior to the Maturity Date.

        REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

        This Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof, or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by or on behalf of the Trustee specified on the reverse hereof under the Indenture.

        IN WITNESS WHEREOF, AT&T Capital Corporation has caused this instrument to be duly executed.

Date:

                                               AT&T CAPITAL CORPORATION


                                               By:______________________________


                                               Attest___________________________

CERTIFICATE OF AUTHENTICATION

This is one of the Certificated Securities of the Series designated therein referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK, as Trustee



By:______________________________
         Authorized Officer

                            [FORM OF REVERSE OF NOTE]

        This Note is one of a duly authorized issue of Securities of the Company (herein referred to as the "Securities") issued and to be issued in one or more series under and pursuant to an Indenture dated as of March 1, 1999, as amended (the "Indenture"), among the Company, the Guarantor and The Chase Manhattan Bank, as Trustee (the "Trustee"), to which Indenture and all other indentures supplemental thereto, reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company, the Guarantors and the Holders of the Securities, and the terms upon which the Securities are to be authenticated and delivered. This Note is one of a series of Securities designated as the Medium-Term Notes, Series G (herein referred to as the "Notes").

        Unless otherwise indicated on the face of this Note, this Note may not be redeemed prior to the Maturity Date. Notice of redemption shall be mailed to the registered Holders of the Notes designated for redemption at their last registered addresses not less than 30 nor more than 60 days prior to the date of redemption, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the presentation and cancellation hereof.

        Unless an Optional Repayment Date or Dates is indicated on the face of this Note, this Note shall not be subject to repayment at the option of the Holder prior to the Maturity Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, the Company must receive at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, at least 30 calendar days but not more than 45 calendar days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of this Note, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment," will be received by the Trustee not later than the third Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall be effective only if this Note and form duly completed are received by the Trustee by such third Business Day.

        Commencing with the Initial Interest Reset Date specified on the face hereof following the Original Issue Date, the rate at which interest on this
Note is payable shall be reset daily, weekly, monthly, quarterly, semi-annually or annually as shown on the face hereof under "Interest Reset Period;" provided, however, that the interest rate in effect from the Original Issue Date to the Initial Interest Reset Date specified on the face hereof will be the Initial Interest Rate. Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates to but not including the next succeeding Interest Reset Date or until maturity, or redemption or repayment, as the case may be. If any Interest Reset Date specified on the face hereof would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that if (i) the rate of interest on this Note shall be determined in accordance with the provisions of the heading "Determination of LIBOR" below, and (ii) such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Note shall be the rate determined in accordance with the provisions of the applicable heading below.

        Determination of Commercial Paper Rates. If the Base Rate on this Note is the Commercial Paper Rate (a "Commercial Paper Rate Note"), the interest rate with respect to this Note shall equal the Commercial Paper Rate (calculated as described below) plus or minus the Spread, if any, specified on the face hereof and/or multiplied by the Spread Multiplier, if any, specified on the face hereof. The Commercial Paper Rate for each Interest Reset Date shall be determined on the Calculation Date (as defined below) by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (a "Commercial Paper Interest Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Interest Determination Date of the rate for commercial paper having the Index Maturity designated on the face hereof, as such rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication ("H.15(519)"), under the heading "Commercial Paper--Financial." In the event such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date (defined below) pertaining to such Commercial Paper Interest Determination Rate, then the Commercial Paper Rate shall be the Money Market Yield (calculated as described below) on such Commercial Paper Interest Determination Date of the rate for commercial paper of the specified Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date (defined below) such rate is not yet published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean, each as rounded to the nearest one hundred-thousandth of a percentage point of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for the commercial paper of the Index Maturity designated on the face hereof, placed for an industrial issuer whose bond rating is "Aa" or the equivalent from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the rate of interest determined as of such Commercial Paper Interest Determination Date will be the rate of interest in effect on such Commercial Paper Interest Determination Date.

        "Money Market Yield" shall be a yield (expressed as a percentage rounded to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

                  Money Market Yield =      D x 360
                                            _____________ x 100

                                            360 - (D x M)
where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the period for which interest is being calculated.

        Determination of Federal Funds Rates. If the Base Rate on this Note is the Federal Funds Rate (a "Federal Funds Rate Note"), the interest rate with respect to this Note shall equal the Federal Funds Rate (calculated as described below) plus or minus the Spread, if any, specified on the face hereof and/or multiplied by the Spread Multiplier, if any, specified on the face hereof. The Federal Funds Rate for each Interest Reset Date shall be determined on the Calculation Date by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (a "Federal Funds Interest Determination Date") and shall be the effective rate for Federal Funds on such Federal Funds Interest Determination Date as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date (defined below) pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate will be the interest rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published by 3:00 P.M., New York City time, on the Calculation Date (defined below) pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate for such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Agent or its affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest determined as such Federal Funds Interest Determination Date will be the rate of interest in effect on such Federal Funds Interest Determination Date.

        Determination of CD Rates. If the Base Rate on this Note is the CD Rate (a "CD Rate Note"), the interest rate with respect to this Note shall equal the CD Rate (calculated as described below) plus or minus the Spread, if any, specified on the face hereof and/or multiplied by the Spread Multiplier, if any, specified on the face hereof. The CD Rate for each Interest Reset Date shall be determined on the Calculation Date by the Calculation Agent as of the second Business Day prior to the Interest Reset Date (a "CD Interest Determination Date") and shall be the rate for negotiable certificates of deposit having the Index Maturity specified on the face hereof on such CD Interest Determination Date, as such rate is published in H.15(519) under the heading "CDs (Secondary Market)." If such rate is not so published by 9:00 A.M., New York City time, on the Calculation Date (defined below) pertaining to such CD Interest Determination Date, the CD Rate will be the rate on such CD Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 P.M., New York City time, on such Calculation Date (defined below), such rate is not yet published in Composite Quotations, the CD Rate for such CD Interest Determination Date will be calculated by the Calculating Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity specified on the face hereof in the denomination of $5,000,000. However, if such dealers are not so quoting such rates, the rate of interest determined as of such CD Interest Determination Date will be the rate of interest in effect on such CD Interest Determination Date.

        Determination of LIBOR. If the Base Rate on this Note is LIBOR (a "LIBOR Note"), the interest rate with respect to this Note shall be equal to LIBOR (calculated as described below) plus or minus the Spread, if any, specified on the face hereof and/or multiplied by the Spread Multiplier, if any, specified on the face hereof. LIBOR for each Interest Reset Date shall be determined by the Calculation Agent as follows:

               (i) With respect to the second London Banking Day prior to such Interest Reset Date (a "LIBOR Determination Date"), LIBOR will be either: (a) if "LIBOR Reuters" is specified as the Reporting Service on the face hereof, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency specified on the face hereof having the Index Maturity specified on the face hereof, commencing on such Interest Reset Date, that appear on the Designated LIBOR Page as of 11:00 A.M., London time, on that LIBOR Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified as the Reporting Service on the face hereof, the rate for deposits in the Index Currency having the Index Maturity commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on that LIBOR Determination Date. If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of the related LIBOR Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

              (ii) With respect to a LIBOR Determination Date on which fewer than two offered rates appear (unless, as aforesaid, only a single rate is required), or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Determination Date and in a principal amount of not less than $1,000,000 (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center (as defined below) for the country of the Index Currency on such LIBOR Determination Date, by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity and in a principal amount of not less than $1,000,000 (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest determined on such LIBOR Determination Date will be the rate of interest otherwise in effect on such LIBOR Determination Date.

        If no Index Currency is specified on the face hereof, the Index Currency shall be U.S. Dollars.

        "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated as the Reporting Service on the face hereof, the display designated as page "LIBO" with respect to the applicable Index Currency on the Reuters Monitor Money Rates Service (or such other page as may replace page "LIBO" on such service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency), or (b) if "LIBOR Telerate" is designated as the Reporting Service on the face hereof, the display designated as page "3750" with respect to the applicable Index Currency on Bridge Telerate, Inc. (or such other page as may replace page "3750" on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency). If neither LIBOR Reuters nor LIBOR Telerate is specified as the Reporting Service on the face hereof, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, page 3750) had been specified.

        "Principal Financial Center" will be, for the purposes of clause (ii) above, the principal financial center of the country of the specified Index Currency, which is generally the capital city of such country, except that with respect to U.S. dollars and Deutsche marks, the Principal Financial Center shall be The City of New York and Frankfurt, respectively.

        As used herein, "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

        Determination of Treasury Rates. If the Base Rate on this Note is the Treasury Rate (a "Treasury Rate Note") the interest rate with respect to this Note shall equal the Treasury Rate (calculated as described below) plus or minus the Spread, if any, specified on the face hereof and/or multiplied by the Spread Multiplier, if any, specified on the face hereof. The Treasury Rate with respect to an Interest Reset Date shall be the rate for the auction held on the Treasury Rate Determination Date (as defined below) pertaining to such Interest Reset Date of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified above as published in H.15 (519) under the heading "U.S. Government Securities-Treasury Bills-auction average (investment)," or, if not so published by 9:00 A.M., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date (as defined below), the auction average rate (expressed as a bond equivalent on the basis of a year of

365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity specified above are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held on such Treasury Rate Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Determination Date (as defined below), of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified above; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the rate of interest for such Interest Reset Date will be the rate of interest in effect on such Interest Reset Date.

        The "Treasury Rate Determination Date" pertaining to an Interest Reset Date will be the day of the week in which such Interest Reset Date falls on which Treasury Bills would normally be auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

        Determination of Prime Rates. If the Base Rate on this Note is the Prime Rate (a "Prime Rate Note"), the interest rate with respect to this Note shall equal the Prime Rate (calculated as described below) plus or minus the Spread, if any, specified on the face hereof and/or multiplied by the Spread Multiplier, if any, specified on the face hereof. The Prime Rate with respect to any interest Reset Date shall be determined on the Calculation Date by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (a "Prime Rate Interest Determination Date") and shall be the rate on such date as published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Prime Rate Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank named on the "Reuters Screen USPRIME1 Page" (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (such term to include such other page as may replace the USPRIME1 page on that Service for the purpose of displaying prime rates or base lending rates of major United States banks). If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days elapsed divided by 360 as of the close of business on such Prime Rate Interest Determination Date by at least two major money center banks in The City of New York selected by the Calculation Agent from a list of at least three such banks approved by the Company. If fewer than two such rates are quoted as aforesaid the Prime Rate will be calculated by the Calculation Agent and will be determined as the arithmetic mean of the prime rates furnished in The City of New York by an appropriate number (in the judgment of the Calculation Agent) of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent from a list approved by the Company to provide such rate or rates; provided that if the banks or trust companies selected as aforesaid by the Calculation Agent from a list approved by the Company are not quoting as mentioned in this sentence, the rate of interest determined as of such Prime Rate Interest Determination Date will be the rate of interest in effect on such Prime Rate Interest Determination Date.

        Determination of CMT Rates. If the Base Rate on this Note is the CMT Rate (a "CMT Rate Note"), the interest rate with respect to this Note shall equal the CMT Rate (calculated as described below) plus or minus the Spread, if any, specified on the face hereof and/or multiplied by the Spread Multiplier, if any, specified on the face hereof. The CMT Rate for any Interest Reset Date shall be determined on the Calculation Date by the Calculation Agent as of the related CMT Rate Interest Determination Date (as defined below) and shall be the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release
H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, such CMT Rate interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052 the (week) (month) ended immediately preceding the week in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in H.15(519) for such date. If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for such CMT Rate Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M. (New York City time) on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M. (New York City time) on the CMT Rate Interest Determination Date of three Reference Dealers in the City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the rate of interest determined as of such CMT Rate Interest Determination Date will be the rate of interest in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the CMT Rate Note with the shorter remaining term to maturity will be used.

        "Designated CMT Telerate Page" means the display on Bridge Telerate, Inc. on the page designated on the face hereof (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

        "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20, or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be 2 years.

        The "CMT Rate Interest Determination Date" pertaining to an Interest Reset Date for CMT Rate Notes will be the second Business Day prior to such Interest Reset Date.

        Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. The Calculation Agent shall calculate the interest rate on this Note in accordance with the foregoing on or before each Calculation Date (defined below). The interest rate on this Note will in no event higher than the maximum rate permitted by New York law as the same may be modified by United States law of general applicability.

        The Calculation Agent will, upon the request of the Holder of this Note, provide to such Holder the interest rate hereon then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to this Note.

        The "Calculation Date," if applicable, pertaining to any Commercial Paper Interest Determination Date, Federal Funds Interest Determination Date, CD Interest Determination Date, Treasury Rate Determination Date, Prime Rate Interest Determination Date or CMT Rate Interest Determination Date (an "Interest Determination Date") shall be the date(s) specified on the face hereof or, if no such date is specified, the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such tenth day is not a Business Day, the next succeeding Business Day and (ii) the Business Day preceding the applicable Interest Payment Date or date of maturity, as the case may be.

        Each date on which interest is payable on this Note is referred to herein as an "Interest Payment Date." If any Interest Payment Date specified on the face hereof (other than the Maturity Date) would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date specified on the face hereof falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest shall accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day. "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York and, with respect to LIBOR Notes, that is also a London Banking Day. "London Banking Day" means any day on which dealings in deposits in the Index Currency are transacted in the London interbank market.

        The "Record Date" with respect to any Interest Payment Date shall be the date 15 calendar days prior to such Interest Payment Date, whether or not such date shall be a Business Day.

        Interest payments for this Note will be the amount of interest accrued from, and including, the Original Issue Date or the last date to which interest has been paid to, but excluding, the next succeeding Interest Payment Date or Maturity Date, as the case may be. Accrued interest shall be calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day in the Interest Reset Period or from the last date from which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upward to the nearest one hundred-thousandth of a percentage point) for each such day shall be computed by dividing the interest rate (expressed as a decimal, rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward) applicable to such day by 360, in the case of LIBOR Notes, Federal Funds Rate Notes, CD Rate Notes, Prime Rate Notes or Commercial Paper Rate Notes, or by the actual number of days in the year in the case of the Treasury Rate Notes or CMT Rate Notes.

        In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared and, upon such declaration, shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

        The Indenture permits, with certain exceptions as herein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in the principal amount of the outstanding Securities of each series affected by any such amendment or modification (with each series voting as one class). The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the outstanding Securities of each series affected thereby (with each series voting as one class), on behalf of the Holders of all Securities of such series to waive compliance by the Company or the Guarantor with certain provisions of the Indenture. The Indenture also provides that regarding the Securities of any series, the Holders of not less than a majority in principal amount of the outstanding Securities of such series may waive certain past defaults and their consequences on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

        The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rates and in the coin or currency herein prescribed.

        The Notes are issuable as registered Notes without coupons in the denominations that are integral multiples of U.S. $1,000. At the office or agency of the Company referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged without a service charge for a like aggregate principal amount of Notes or other authorized denominations having the same maturity, interest rate, optional redemption or repayment provisions and original issue date.

        Upon due presentment for registration of transfer of this Note at the above-mentioned office or agency of the Company a new Note or Notes having the same maturity, interest rate, optional redemption or repayment provisions and original issue date of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

        The Company, the Guarantor, the Trustee, and any agent of the Company, the Guarantor or the Trustee may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company nor the Guarantor nor the Trustee nor any such agent shall be affected by any notice to the contrary.

        No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director as such, past, present or future, of the Company, of the Guarantor or of any successor corporation, either directly or through the Company, the Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

        This Note shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State.

        All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                            OPTION TO ELECT REPAYMENT

        The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


--------------------------------------------------------------------------------


        (Please print or typewrite name and address of the undersigned)

        If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be increments of U.S. $1,000) which the Holder elects to have repaid: ____________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): _______________.


                                            ____________________________________


Date:______________                         ____________________________________

                                            ____________________________________
                                            NOTICE: The signature on this Option
                                            to Elect Repayment must correspond
                                            with the name as written upon the
                                            face of the within instrument in
                                            every particular without alteration
                                            or enlargement or any change
                                            whatsoever.